                                                                    Exhibit 99.2

                       Report of Independent Accountants
                       ---------------------------------

To the Stockholders and Board of Directors of Carey International, Inc.

     We have audited the accompanying supplemental consolidated balance sheets of Carey International, Inc. and Subsidiaries as of November 30, 1995 and 1996, and the related supplemental consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended November 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carey International Inc. and Subsidiaries as of November 30, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 1996, in conformity with generally accepted accounting principles.

     The supplemental financial statements give retroactive effect to the merger on October 31, 1997, of Carey International, Inc., Indy Connection Limousine, Inc. and Subsidiary, which has been accounted for as a pooling-of-interests as described in Notes 1, 2 and 13 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Carey International, Inc. and Subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     As discussed in Note 16 to the supplemental consolidated financial statements, the accompanying supplemental consolidated balance sheets as of November 30, 1994 and 1995, and the related supplemental consolidated statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended November 30, 1995, have been restated for a change in the revenue recognition method.

Washington, D.C.                                      Coopers & Lybrand, L.L.P.
January 31, 1997, except
for Note 18, as to which
the date is March 1, 1997,
and Notes 1, 2 and 13 and
the fourth paragraph above,
as to which the date is
January 9, 1998

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
                   SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                          November 30,
                                                  ----------------------------
ASSETS                                                1995            1996
                                                  ------------    ------------
Cash and cash equivalents.......................   $ 1,615,711     $ 2,867,711

Accounts receivable, net of allowance for
 doubtful accounts of $294,000 in
 1995 and $535,000 in 1996......................     9,364,356      10,542,331

Notes receivable from contracts,
 current portion................................       659,609         402,751

Prepaid expenses and other current assets.......       481,947       2,061,738
                                                  ------------    ------------
         Total current assets...................    12,121,623      15,874,531

Fixed assets, net of accumulated depreciation
 of $3,643,000 in 1995 and $3,394,000 in 1996...     4,318,711       5,634,910

Notes receivable from contracts, excluding
 current portion................................       193,298         769,201

Franchise rights, net of accumulated
 amortization of $1,494,000 in 1995 and
 $1,729,000 in 1996.............................     5,533,956       5,348,264

Trade name, trademark and contract rights,
 net of accumulated amortization of
 $781,000 in 1995 and $973,000 in 1996..........     6,876,578       6,685,135

Goodwill and other intangible assets, net of
 accumulated amortization of $585,000 in
 1995 and $840,000 in 1996......................     7,139,263       7,285,933

Deferred tax assets.............................       892,993       2,461,573

Deposits and other assets.......................     1,652,892       1,419,006
                                                  ------------    ------------
         Total assets...........................   $38,729,314     $45,478,553
                                                  ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of notes payable................   $ 5,365,412     $ 5,858,249

Current portion of capital leases...............       252,953         199,224

Current portion of subordinated notes payable...       100,000         440,000

Accounts payable and accrued expenses...........     8,351,312      11,564,963
                                                  ------------    ------------
         Total current liabilities..............    14,069,677      18,062,436

Notes payable, excluding current portion........     8,639,769       6,035,964

Capital leases, excluding current portion.......        82,021         663,030

Subordinated notes payable, excluding
 current portion................................     5,780,000       5,340,000

Deferred rent and other long-term liabilities...       148,195         111,281

Deferred tax liabilities........................     1,086,480       1,511,611

Deferred revenue................................     4,726,134       6,181,147

Commitments and contingencies

Stockholders' equity:

    Preferred stock.............................     1,252,900       1,115,400

    Class A common stock, $.01 par value,
     authorized 314,000 Shares, issued
     and outstanding............................          -               -

    Common stock, $0.01 par value; issued and
     outstanding 1,377,556 shares...............        13,577          13,776

    Additional paid-in capital..................     7,821,570       7,841,371

    Accumulated deficit.........................    (4,891,009)     (1,397,463)
                                                  ------------    ------------
         Total stockholders' equity.............     4,197,038       7,573,084
                                                  ------------    ------------
         Total liabilities and stockholders'
          equity................................   $38,729,314     $45,478,553
                                                  ============    ============


             The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS


                                            Years ended November 30,
                                   -------------------------------------------
                                      1994            1995            1996
                                   -----------     -----------     -----------
Revenue, net....................   $40,313,722     $48,969,395     $65,544,942

Cost of revenue.................    27,699,677      33,027,209      43,649,178
                                   -----------     -----------     -----------
    Gross profit................    12,614,045      15,942,186      21,895,764

Selling, general and
 administrative expense.........    11,042,949      14,081,152      16,726,610
                                   -----------     -----------     -----------
    Operating income............     1,571,096       1,861,034       5,169,154

Other income (expense):

    Interest expense............    (1,513,163)     (1,910,966)     (1,898,231)

    Interest income.............       173,313         262,647         162,711

    Gain (loss) on sales of
     assets.....................      (106,568)        156,005         355,754
                                   -----------     -----------     -----------

Income before provision for
 income taxes...................       124,678         368,720       3,789,388

Provision for income taxes......       162,810         270,599         294,421
                                   -----------     -----------     -----------
Net income (loss)...............   $   (38,132)    $    98,121     $ 3,494,967
                                   ===========     ===========     ===========
Pro forma net income per
 common share...................                                   $      0.90
                                                                   ===========
Weighted average common shares
 outstanding....................                                     4,230,023
                                                                   ===========



             The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
    SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                          Series A     Series B     Series E     Series F    Series G    Carey Indiana
                                          preferred   preferred    preferred    preferred    preferred     preferred
                                            stock       stock        stock        stock        stock         stock
                                         ----------  ----------   ----------   ----------   ----------  -------------
Balance at November 30, 1993......       $  420,700  $   95,800   $  266,250   $  100,000   $  498,900  $     400,000

Accretion of redeemable
 preferred stock..................             -           -           8,750         -            -              -

Issue Class B preferred stock.....             -           -            -            -            -            80,000

Payment of common stock
 dividends........................             -           -            -            -            -              -

Redemption of preferred
 stock............................             -           -         (62,500)        -            -          (400,000)

Issue common stock................             -           -            -            -            -              -

Exchange stock for
 investment in
 discontinued operations..........             -           -            -            -            -              -

Payment of accrued
 dividends........................             -           -         (26,250)        -            -              -

Payment of Series E
 dividends........................             -           -            -            -            -              -

Net loss..........................             -           -            -            -            -              -
                                        ----------  ----------   ----------   ----------   ----------  -------------
Balance at November 30, 1994......         420,700      95,800      186,250      100,000      498,900         80,000

Accretion of redeemable
 preferred stock..................            -           -           4,375         -            -              -

Payment of common stock
 dividends........................            -           -            -            -            -              -

Redemption of preferred
 stock............................            -           -         (62,500)        -            -           (40,000)

Payment of preferred stock
 dividends........................            -           -         (30,625)        -            -              -

Issuance of stock.................            -           -            -            -            -              -

Net income........................            -           -            -            -            -              -
                                        ----------  ----------   ----------   ----------   ----------  -------------
Balance at November 30, 1995......         420,700      95,800       97,500      100,000      498,900         40,000

Redemption of preferred
 stock............................            -           -         (97,500)        -            -           (40,000)

Issuance of options at
 below fair market value..........            -           -            -            -            -              -

Payment of preferred stock
 dividend.........................            -           -            -            -            -              -

Payment of common stock
 dividend.........................            -           -            -            -            -              -

Cumulative effect of
 currency translation.............            -           -            -            -            -              -

Net income........................            -           -            -            -            -              -
                                        ----------  ----------   ----------   ----------   ----------  -------------
Balance at November 30, 1996......      $  420,700  $   95,800   $     -      $  100,000   $  498,900  $        -
                                        ==========  ==========   ==========   ==========   ==========  =============


                                              Common Stock
                                         ----------------------    Additional                       Total
                                            Shares        $         paid-in       Accumulated    stockholders'
                                                                    capital         deficit         equity
                                         ----------  ----------    ----------    ------------    -------------
Balance at November 30, 1993..........   $1,323,048  $   13,230    $7,798,322    $(4,822,643)    $  4,770,559

Accretion of redeemable
 preferred stock......................         -           -           (8,750)          -                -

Issue Class B preferred
 stock................................         -           -             -              -              80,000

Payment of common stock
 dividends............................         -           -             -          (103,076)        (103,076)

Redemption of preferred
 stock................................         -           -             -              -            (462,500)

Issue common stock....................       14,881         149        14,851                          15,000

Exchange stock for
 investment in
 discontinued operations..............      (12,897)       (129)      (12,871)          -             (13,000)

Payment of accrued
 dividends............................         -           -             -              -             (26,250)

Payment of Series E
 dividends............................         -           -             -            (4,378)          (4,378)

Net loss..............................         -           -             -           (38,132)         (38,132)
                                         ----------  ----------    ----------    ------------    -------------
Balance at November 30, 1994..........    1,325,032      13,250     7,791,552     (4,968,229)       4,218,223

Accretion of redeemable
 preferred stock......................         -           -           (4,375)          -                -

Payment of common stock
 dividends............................         -           -             -           (20,901)         (20,901)

Redemption of preferred
 stock................................         -           -             -              -            (102,500)

Payment of preferred stock
 dividends............................         -           -             -              -             (30,625)

Issuance of stock.....................       32,682         327        34,393           -              34,720

Net income............................         -           -             -            98,121           98,121
                                         ----------  ----------    ----------    ------------    -------------
Balance at November 30, 1995..........    1,357,714      13,577     7,821,570     (4,891,009)       4,197,038

Redemption of preferred
 stock................................         -           -             -              -            (137,500)

Issuance of options at
 below fair market value..............       19,842         199        19,801           -              20,000

Payment of preferred stock
 dividend.............................         -           -             -              (900)            (900)

Payment of common stock
 dividend.............................         -           -             -           (42,057)         (42,057)

Cumulative effect of
 currency translation.................         -           -             -            41,536           41,536

Net income............................         -           -             -         3,494,967        3,494,967
                                         ----------  ----------    ----------    ------------    -------------
Balance at November 30, 1996..........    1,377,556  $   13,776    $7,841,371    $(1,397,463)    $  7,573,084
                                         ==========  ==========    ==========    ============    =============


             The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                           Years ended November 30,
                                                                                  ----------------------------------------
                                                                                      1994          1995          1996
                                                                                  ------------  ------------  ------------
Cash flows from operating activities:

   Net income (loss)                                                              $    (38,132) $     98,121  $  3,494,967

   Adjustments to reconcile net income (loss) to net cash provided by operating activities:

      Depreciation and amortization of fixed assets                                  1,816,307     2,087,370     2,095,439

      Amortization of intangible assets                                                672,983       714,199     1,064,255

      (Gain) loss on sales of fixed assets                                             106,568      (156,005)     (355,754)

      Deferred income taxes benefit                                                     70,000       102,000    (1,346,557)

      Change in deferred revenue                                                       184,220       237,306     1,455,013

      Change in operating assets and liabilities:

        Accounts receivable                                                           (948,971)   (2,601,429)     (545,421)

        Notes receivable from contracts                                               (519,155)       11,000    (1,052,838)

        Prepaid expenses, deposits and other assets                                   (362,838)     (189,180)     (665,084)

        Accounts payable and accrued expenses                                          810,819     3,306,393     2,021,101

        Deferred rent and other long-term liabilities                                  (61,967)       87,490       (36,914)
                                                                                  ------------  ------------  ------------
           Net cash provided by operating activities                                 1,729,834     3,697,265     6,128,207
                                                                                  ------------  ------------  ------------

Cash flows from investing activities:

   Proceeds from sale of fixed assets                                                  971,864     1,639,766     1,788,380

   Purchases of fixed assets                                                        (2,347,495)   (2,768,982)   (3,091,353)

   Software development costs                                                             -         (203,529)         -

   Redemption of investment in affiliate                                                  -          100,000          -

   Acquisitions of chauffeured vehicle service companies                              (128,596)   (3,949,393)   (1,730,232)
                                                                                  ------------  ------------  ------------
           Net cash used in investing activities                                    (1,504,227)   (5,182,138)   (3,033,205)
                                                                                  ------------  ------------  ------------
Cash flow from financing activities:

   Proceeds from sale of notes receivable from independent operators                   378,733     1,493,399       733,793

   Principal payments under capital lease obligations                                 (384,181)     (436,169)     (297,549)

   Preferred stock dividends                                                           (30,628)      (30,625)         (900)

   Payment of notes payable                                                         (4,036,740)   (4,496,659)   (5,976,357)

   Proceeds from notes payable                                                       3,357,185     5,141,022     3,857,568

   Issuance of common stock                                                             15,000        34,720        20,000

   Common stock dividends                                                             (103,076)      (20,901)      (42,057)

   Issue preferred stock                                                                80,000          -             -

   Redemption of preferred stock                                                      (462,500)     (102,500)     (137,500)
                                                                                  ------------  ------------  ------------
           Net cash provided by (used in) financing activities                      (1,186,207)    1,582,287    (1,843,002)
                                                                                  ------------  ------------  ------------
Net increase (decrease) in cash and cash equivalents                                  (960,600)       97,414     1,252,000

Cash and cash equivalents at beginning of year                                       2,478,897     1,518,297     1,615,711
                                                                                  ------------  ------------  ------------
Cash and cash equivalents at end of year                                          $  1,518,297  $  1,615,711  $  2,867,711
                                                                                  ============  ============  ============



             The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                   CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. Background and organization

   General

     Carey International, Inc. (the Company) is one of the world's largest chauffeured vehicle service companies, providing services through a worldwide network of owned and operated companies, licensees and affiliates serving 420 cities in 65 countries. The Company owns and operates service providers in the form of wholly-owned subsidiaries in: New York (Carey Limousine NY, Inc.), San Francisco (Carey Limousine SF, Inc.), Los Angeles (Carey Limousine L.A., Inc.), London (Carey UK Limited), Indianapolis (Indy Connection Limousine, Inc., See Note 2), Washington, DC (Carey Limousine DC, Inc.), South Florida (Carey Limousine Florida, Inc.) and Philadelphia (Carey Limousine Corporation, Inc.). In addition, the Company generates revenues from licensing the "Carey" name, and from providing central reservations, billing, sales and marketing services to its licensees. The Company's worldwide network also included affiliates in locations in which the Company has neither owned and operated locations nor licensees. The Company provides central reservations and billing services to such affiliates.

   Acquisitions and franchises

     The Company is engaged in a program of acquiring chauffeur vehicle service businesses, including licensees operating under the Carey name and trademark. These acquisitions are accounted for as purchases. The carrying value of the assets acquired is determined by the negotiated purchase price. In addition to acquiring licensees operating under the Carey name, the Company has acquired chauffeured vehicle service businesses in cities where the Company operates. In 1995, these acquisitions included chauffeur vehicle service companies operating in Washington, D.C., Miami, West Palm Beach and San Francisco. In 1996, the Company acquired a chauffeured vehicle service company in London, England.

   Reverse Stock Split

     On February 25, 1997, the Board of Directors authorized management of the Company to file a Registration Statement with the Securities and Exchange Commission permitting the Company to sell shares of its common stock in an initial public offering (the "IPO"). The Board of Directors, at the same meeting and subject to stockholder approval, authorized a reverse stock split of approximately one-for-2.3255 of the outstanding shares of the Company's common stock. A majority of the Company's stockholders have approved the reverse stock split. All references to common stock, options, warrants and per share data have been restated to give effect to the reverse stock split. The Board of Directors also authorized a Recapitalization (see Note 18) on February 25, 1997.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



2. Summary of significant accounting policies

   Basis of presentation

     The supplemental consolidated financial statements of Carey International, Inc. and subsidiaries have been prepared to give retroactive effect to the merger of Indy Connection Limousines, Inc. and subsidiary (Indy Connection) with and into Carey International, Inc. and subsidiaries on October 31, 1997 (See Note 13). Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These supplemental financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Carey International, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     The supplemental consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and cash equivalents

     The Company considers all short-term investments with original maturities of three months or less to be cash equivalents.

   Notes receivable from contracts

     An important component of the Company's operating strategy involves the preferred use of non-employee independent operators chauffeuring their own vehicles rather than employee chauffeurs operating Company-owned vehicles.

     Each independent operator enters into an agreement with the Company to provide prompt and courteous service to the Company's customers with a properly maintained, late model vehicle which he or she owns and for which he or she pays all of the maintenance and operating expenses, including gasoline. The Company, under the independent operator agreement, agrees to bill and collect all revenues and remit to the independent operator 60% to 65% of revenues, as defined in the agreement. Each new operator agrees to pay a one-time fee generally ranging from $30,000 to $45,000 to the Company under the terms of the independent operator agreement. Through 1996,

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   the term of the independent operator agreement generally ranged from 10 years to perpetuity. (See "Revenue recognition").

     The Company typically receives a promissory note from the independent operator as payment for the one-time fee under the terms of the Standard Independent Operator Agreement (see Note 3) and records the note in notes receivable from contracts. The notes evidencing such financing generally were sold on a non-recourse basis by the Company to third party finance companies (see Note 11) in exchange for cash and promissory notes. Since September 1996, the Company has ceased selling notes to third parties. Such promissory notes due from finance companies have also been recorded in notes receivable from contracts in the consolidated balance sheets.

   Concentration of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable and notes receivable from contracts. The Company maintains its cash and cash equivalents with various financial institutions. In order to limit exposure to any one institution, the Company's cash equivalents are composed mainly of overnight repurchase agreements collateralized by U.S. Government securities. Accounts receivable are generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across many different industries. The Company performs ongoing credit evaluations of its customers, and may require credit card documentation or prepayment of selected transactions. Notes receivable from contracts are supported by the underlying base of revenue serviced by each respective independent operator (see Notes 4 and 11). The Company performs ongoing evaluations of each independent operator's productivity and payment capacity and has utilized third-party financing to reduce credit exposure.

   Fixed assets

     Furniture, equipment, vehicles and leasehold improvements are stated at cost. Equipment under capital leases is stated at the lower of the present value of minimum lease payments or the fair market value at the inception of the lease. Depreciation on furniture, equipment, vehicles and leasehold improvements is calculated on the straight-line method over the estimated useful lives of the assets, generally three to five years. The building owned by the Company is depreciated over 40 years on a straight-line basis. Sales and retirements of fixed assets are recorded by removing the cost and accumulated depreciation from the accounts. Gains or losses on sales and retirements of property are reflected in results of operations.

   Intangible assets

     Effective September 1, 1991, the Company acquired the Carey name and trademark and the contract rights to all royalty fee payments by various Carey licensees for a purchase price of $7 million. These assets are held by Carey Licensing, Inc. and are being amortized over 40 years.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The Company has acquired chauffeured vehicle service companies, all of which have been accounted for as purchases, except for Indy Connection which has been accounted for as a pooling-of-interests. For each business acquired which is a licensee of the Company, the excess of cost over the fair market value of the net assets acquired is allocated to franchise rights in the balance sheet. With respect to acquired businesses which are not licensees of the Company, the excess of cost over the net assets acquired is allocated to goodwill. Goodwill and franchise rights are amortized over 30 years using the straight-line method. Such amortization is included in selling, general and administrative expense in the statement of operations. The Company evaluates the recoverability of its intangible assets based on estimated undiscounted cash flows over the lesser of the remaining amortization periods or calculated lives, giving consideration to revenue expected to be realized. This determination is based on an evaluation of such factors as the occurrence of a significant change in the environment in which the business operates or the expected future net cash flows (undiscounted and without interest). There have been no adjustments to the carrying value of intangible assets resulting from this evaluation.

Revenue recognition

     Chauffeured vehicle services - The Company's principal source of revenue is from chauffeured vehicle services provided by its operating subsidiaries. Such revenue, net of discounts, is recorded when such services are provided. The Company, through the Carey International Reservation System ("CIRS"), has a central reservation system capable of booking reservations on behalf of its licensees and affiliates. Under most circumstances, central reservations are billed by the Company to the customer when the Company receives a service invoice from the licensee or affiliate that provided the service. At such time, the Company also records the gross revenue for the transaction.

     Fees from licensees - The Company charges an initial license fee under its domestic license agreement and records the fee as revenue on signing of the agreement. The Company also charges its domestic licensees monthly franchise and marketing fees equal to stated percentages of monthly revenues, as defined in the licensing agreement. Monthly fees to domestic licensees are generally less than 10% of the licensee's monthly revenues. The Company records such fees as revenues as they are charged to the licensees.

     International licensees and the Company's domestic and international affiliates historically have not paid fees to the Company, but have instead given a discount on business referred to them through CIRS. Such discounts reduce the amount of service invoices to the Company from such licensees and affiliates for services provided to customers whose reservations have been booked and invoiced centrally by the Company.

     Independent operator fees - The Company enters into contracts with independent operators ("Standard Independent Operator Agreements") to provide chauffeured vehicle services exclusively to the Company's customers. When independent operator agreements are executed, the Company defers revenue equal to the amount of the one-time fees and recognizes the fees as revenue over the terms of the contracts or over 20 years for perpetual contracts. Upon termination of an independent operator

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


agreement, the remaining deferred revenue associated with the specific contract, less any amounts due from the independent operator deemed uncollectible, is recognized as revenue.

Income taxes

     The provision for income taxes includes income taxes currently payable and the change during the year in the net deferred tax liabilities or assets. Deferred income tax liabilities and assets are determined based on the differences between the financial statement and tax bases of liabilities and assets using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided to reduce the net deferred tax asset, if any, to a level which, more likely than not, will be realized.

Pro forma net income per common share

     Consistent with Staff Accounting Bulletin IB-2, the Company has recalculated historical weighted average common shares outstanding and net income per common share to give effect to the following matters pursuant to the Recapitalization (see Note 18). The recalculated pro forma net income per common share is determined by (i) adjusting net income available to common shareholders to reflect the elimination in interest expense, net of taxes, resulting from the conversion of $4,867,546 of subordinated debt into common stock and (ii) increasing the weighted average common shares outstanding by the number of common shares resulting from the conversion of such debt, as well as the partial conversion of the Series A Preferred Stock.

Stock-based Compensation

     In October 1995, the Financial Accounting Standards Boards issued Statement of Financial Accounting Standards No. 123 ("SFAS 123") Accounting for Stock-Based Compensation, which is effective for the Company's financial statements for fiscal years beginning after December 15, 1995. SFAS 123 allows companies to either account for stock-based compensation under the new provisions of SFAS 123 or under the provisions of Accounting Principles Board Option No. 25 ("APB 25"), Accounting for Stock Issued to Employees. The Company will continue to apply the provisions of APB 25 and provide pro forma disclosure in the notes to the financial statements.

Foreign operations

     The Consolidated Balance Sheets include foreign assets and liabilities of $3.7 million and $2.7 million as of November 30, 1996. The net effects of foreign currency transactions reflected in income were immaterial. Assets and liabilities of the Company's foreign operations are translated into United States dollars using exchange rates in effect at the balance sheet date and results of operations items are translated using the average exchange rate prevailing throughout the period.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   Reclassifications

     Certain accounts in 1994 and 1995 have been reclassified to conform with the 1996 presentation.

3. Fees from licensees

     The total of all domestic license fees, franchises fees and marketing fees earned in each of 1994, 1995 and 1996 was $1,466,588, $1,228,472 and
   $2,180,540, respectively. Amounts due from licensees of $46,520 and $143,041 at November 30, 1995 and 1996, respectively, are included in accounts receivable in the consolidated balance sheets of the Company.

4. Transactions with Independent Operators

     The Company recorded approximately $1,153,000, $1,130,000 and $2,371,000 in 1994, 1995 and 1996, respectively, as deferred revenue relating to fees from new agreements with independents operators. Amounts of deferred revenue recognized as revenues in 1994, 1995 and 1996 amounted to approximately $969,000, $889,000 and $936,000, respectively.

     Notes receivable from contracts include approximately $305,000 and $917,000 at November 30, 1995 and 1996, respectively, for amounts due from independent operators and approximately $548,000 and $255,000 at November 30, 1995 and 1996, respectively, for amounts due from a related party financing company (see Note 11).

     In the normal course of business, the Company's independent operators are responsible for financing their own vehicles through third parties. From time to time, the Company has arranged lease and purchase financing for certain vehicles and has in turn leased back such vehicles to independent operators on terms and conditions similar to those under which the Company is obligated (see Note 5).

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


5. Fixed assets

     Fixed assets consist of the following:

                                                                 November 30,
                                                        -----------------------------
                                                            1995             1996
                                                        ------------     ------------
     Vehicles.........................................  $  5,352,304     $  5,026,897
     Equipment........................................     1,801,668        2,303,348
     Furniture........................................       543,782          749,840
     Leasehold improvements...........................       263,758          419,232
     Land and building................................          -             529,634
                                                        ------------     ------------
                                                           7,961,512        9,028,951

     Less accumulated depreciation and amortization...    (3,642,801)      (3,394,041)
                                                        ------------     ------------
     Net fixed assets.................................  $  4,318,711     $  5,634,910
                                                        ============     ============


     The Company is obligated under various vehicle and equipment capital leases. Vehicles and equipment under capital leases included in fixed assets are as follows:

                                                                 November 30,
                                                        -----------------------------
                                                            1995             1996
                                                        ------------     ------------
     Equipment........................................  $    444,983     $  1,048,633
     Vehicles.........................................       352,796          621,420
                                                        ------------     ------------
                                                             797,779        1,670,053
     Less accumulated amortization....................      (536,713)        (561,871)
                                                        ------------     ------------
                                                        $    261,066     $  1,108,182
                                                        ============     ============

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


6. Notes payable

     Notes payable consist of the following:
                                                                                                  November 30,
                                                                                         -----------------------------
                                                                                             1995             1996
                                                                                         ------------     ------------
     Bank revolving credit/term loan dated April 13, 1995, modified December 1,
        1996. Collateralized by accounts receivable of the Company and the pledge of common stock of the Company's U.S. subsidiaries. Interest only is payable until June 30, 1996; beginning July 1, 1996, quarterly principal payments are required in an amount sufficient to amortize the outstanding balance over a four-year period. Interest is payable monthly at a floating rate based on the Wall Street Journal prime plus 1.25%
        (9.5% at November 30, 1996). This loan is guaranteed by the Chairman of
        the Board and the President of the Company..............................         $ 4,500,000      $ 3,937,500

     Note payable dated September 1, 1991, at an annual rate of interest of
        7.74%, collateralized by the assets of Carey Licensing, Inc. Pursuant to an agreement with the lender effective November 30, 1996, principal payments of $220,000 are due quarterly from December 31, 1996 through
        December 31, 1997 and a final principal payment of $240,000 due March 1,
        1998....................................................................           2,220,000        1,340,000

     Bank line of credit of $1,000,000, dated October 17, 1994, collateralized by accounts receivable of Carey NY and assignment of license agreement between the Company and Carey NY; due April 30, 1997. Interest is
        payable monthly at a variable interest rate of .75% above the bank's
        prime rate (9.0% at November 30, 1996)..................................             990,000          990,000

     Various installment notes payable, with interest rates ranging from 8.75%
        to 14.5%, collateralized by certain vehicles and equipment of the
        Company's subsidiaries; principal and interest are payable monthly over
        36-month terms..........................................................           1,514,715          555,834

     Notes payable to bank, dated March 26, 1996, at the prime rate (8.25 at
        November 30, 1996) plus 1.0% per annum and matures on January 31, 1998.
        The notes are collateralized by substantially all Indy Connection's assets. Under the terms of the agreement, Carey Limousine Indiana is subject to various general covenants. The bank also required the
        personal guaranty by the former shareholder of Indy Connection..........                -             497,582

     Discretionary credit agreement with a bank that allows the Company to purchase revenue earning vehicles under installment notes. Separate notes are required for each vehicle purchase with a maximum term on the note being thirty-six months. These notes bear interest at rates ranging from 8.9% to 11.0%. The notes are collateralized by Indy Connection's accounts receivable, inventory and equipment and is subject to various restrictive covenants. The agreement was subsequently renegotiated at
        similar terms...........................................................             845,753          411,402

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



     Two notes payable to bank, with interest at a fixed rate of 9.25% and a 48 month and 84 month term, respectively. The notes require monthly principal and interest payments that total $4,413. The notes are collateralized by vehicles. The agreement subjects Indy Connection to various general covenants and required a personal guaranty by the former
        owners of Indy Connection...............................................             390,263          363,705

     Installment notes payable to sellers under acquisition agreements dated various dates from June 30, 1994 to September 8, 1995. Interest rates ranges from 7.5% to 8.5%. Interest is generally payable monthly.
        Principal is payable in varying installments............................           2,339,418        1,305,574

     Convertible note payable to seller under acquisition agreement dated
        September 30, 1993 at an annual rate of 7.5%, interest payable quarterly; principal due in two equal annual installments of $116,667 on
        January 2, 1996 and 1997. The note was repaid in January 1997...........             233,333          116,666

     Bank line of credit $200,000, dated October 31, 1995 at variable interest rate (10% at November 30, 1995), collateralized by accounts receivable of Carey DC. This facility was refinanced by a term loan with the same
        bank on March 1, 1996...................................................             200,000             -

     Amount payable to seller under acquisition agreement dated January 1, 1995.
        Due 30 days after receipt of an audit of the predecessor company. Amount of the payment is subject to reduction based on the results of the audit. The audit has been completed and the amount was subsequently
        reduced in 1996 to $210,821 and has been repaid.........................             250,000             -

     Note payable to bank, dated September 30, 1995, payable in monthly installments of $4,167 plus interest. Interest rate is variable at
        bank's prime plus 1% (10.0% at November 30, 1996).......................             241,667          191,717

     Note payable to bank, dated August 30, 1993, collateralized by accounts receivable, fixed assets and intangible assets of Carey DC; monthly payments of $9,401 for principal and interest are due through August 31,
        1996. Interest rate is fixed at 8%. This note was refinanced on March 1,
        1996 by a term loan with the same bank..................................              90,631             -

     Note payable to bank, dated October 17, 1994, collateralized by accounts receivable and fixed assets of Carey NY. Principal and interest payments of $2,848 are payable monthly. Remaining balance is due October 17,
        1999. Interest rate is fixed at 9.25%...................................             189,401          149,001

     Bank line of credit of $750,000, dated February 26, 1996 collateralized by accounts receivable of Carey Licensing, Inc.; due March 31, 1997.
        Interest is payable monthly at 1% above the Wall Street Journal's "Prime
        Rate" (9.25% at November 30, 1996)......................................                -             750,000

     Bank line of credit of $200,000, dated February 26, 1996, collateralized by accounts receivable of Carey FLA; due March 31, 1997. Interest is payable monthly at 1% above Wall Street Journal's "Prime Rate" (9.25% at
        November 30, 1996)......................................................                -             200,000


                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

     Note payable to bank, dated March 1, 1996, collateralized by accounts receivable of Carey DC Monthly payments of $12,735 of principal and interest through March 1, 2001. Interest is payable monthly at .5% above
        the bank's Prime Rate (9.5% at November 30, 1996).......................                  -          662,053

     Note payable to bank, dated May 10, 1996, collateralized by the land and building held by Carey DC; monthly payments of $3,863 of principal and interest are due through April 10, 2001 and a balloon payment of
        $375,468 on May 10, 2001. Interest fixed at 8.75%.......................                  -          423,179
                                                                                           -----------   -----------
     Total notes payable........................................................            14,005,181    11,894,213

     Less current installments..................................................             5,365,412     5,858,249
                                                                                           -----------   -----------
     Long-term portion..........................................................           $ 8,639,769   $ 6,035,964
                                                                                           ===========   ===========

     Subordinated notes payable consist of the following:

                                                                                                  November 30,
                                                                                         ------------------------------
                                                                                             1995              1996
                                                                                         ------------      ------------
     Subordinated convertible note, dated September 1, 1991, with the principal of $2,000,000 is due on August 30, 2000; interest payable quarterly as a fixed rate of 7.74%. After September 1, 1992, this debt is convertible into shares of common stock of the Company at the discretion of the holder at a conversion price of $6.14. A warrant for the purchase of
        86,003 shares of common stock of the Company was issued in connection with the note. The warrant is exercisable immediately, expires at the earlier of the third anniversary of an initial public offering or
        November 30, 2001, and has an exercise price of $6.14 per share. The note contains certain antidilutive provisions which lower its conversion price in the event dilutive securities are subsequently issued by the
        Company at prices below the note's conversion price. The warrant has not been exercised. The terms of the agreement have been modified as part of
        the "Recapitalization" (see Notes 15 and 18)............................         $  2,000,000      $  2,000,000


                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



     Subordinated note dated July 30, 1992, interest only payable quarterly until September 30, 1995. The interest rate is fixed at 12%. Principal of $220,000 was paid on September 30, 1995. Pursuant to an agreement with the lender effective November 30, 1996, principal payments of
        $220,000 are due from June 30, 1997 until December 31, 1997; an installment of principal of $880,000 is due March 31, 1998; and a final payment of principal of $2,240,000 is due June 30, 1998. A warrant for the purchase of 616,544 shares of Class A common stock or common stock was issued in connection with the note. The warrant is exercisable immediately, has an exercise price of $6.14 per share and expires at the earlier fifth anniversary of the repayment of the note or July 30, 2000.
        The warrants contain certain antidilutive provisions which lower their exercise price in the event dilutive securities are subsequently issued by the Company at prices below the warrant's exercise price. The warrant has not been exercised. The terms of the agreement have been modified as
        part of the "Recapitalization" (see Note 18)............................            3,780,000         3,780,000

     Convertible note payable to seller under acquisition agreement, dated
        September 30, 1992; interest payable quarterly at a fixed rate of 7.74%.
        The note was repaid in September 1996...................................              100,000              -
                                                                                         ------------      ------------
     Total subordinated notes payable...........................................            5,880,000         5,780,000

     Less current installments..................................................              100,000           440,000
                                                                                         ------------      ------------
     Subordinated notes payable, excluding current installments.................         $  5,780,000      $  5,340,000
                                                                                         ============      ============

     Future annual principal payments on all notes payable at November 30, 1996 are as follows:


Year ending November 30:
-----------------------
1997                                          $   6,298,249

1998                                              6,129,209

1999                                              1,691,567

2000                                                924,900

2001 and thereafter                               2,630,288
                                              -------------
                                              $  17,674,213
                                              =============

     Certain loan agreements contain restrictive covenants which include financial ratios related to working capital, debt service coverage, debt to net worth and maintenance of a minimum tangible net worth, and submission of audited financial statements, prepared in accordance with generally accepted accounting principles, within 120 days after the end of the fiscal year. Additionally, these covenants restrict the Company's capital expenditures and prohibit the payment of dividends on the Company's common and preferred stock, except for the Series E preferred stock and Indy Connection preferred stock. The Company did not meet certain covenants related to the timely submission of financial statements, working capital, debt to net worth and maintenance of a minimum tangible net worth at November 30, 1996. The Company obtained waivers for compliance with these covenants through and including November 30, 1996.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The carrying value of notes payable approximates the current value of the notes payable at November 30, 1996. (See Note 18 for discussions of the fair value for the subordinated debt). Interest paid during the years ended November 30, 1994, 1995, and 1996 was approximately $1,512,000, $1,878,000 and $1,883,000, respectively.

7. Leases

     The Company has several noncancelable operating leases, primarily for office space and equipment, that expire over the next five years. Certain of the Company's facilities are under operating leases which provide for rent adjustments based on increases of defined indexes, such as the Consumer Price Index. These agreements also typically include renewal options.

     Future minimum lease payments under noncancelable operating leases and the present value of future minimum capital lease payments as of November 30, 1996 are as follows:

                                                                   Capital      Operating
Year ending November 30                                            leases         leases
-----------------------                                         ------------   ------------
1997                                                            $    233,778   $  1,395,093

1998                                                                 171,653      1,277,009

1999                                                                 155,984        662,698

2000                                                                 155,984        245,746

2001                                                                 138,659        219,128

Thereafter                                                           138,169           -
                                                                ------------   ------------
Total minimum lease payments                                         994,227   $  3,799,674
                                                                               ============
Less estimated executory costs                                         5,189
                                                                ------------
                                                                     989,038
Less amount representing interest (at rates ranging from
 9% to 12%)                                                          126,784
                                                                ------------
Present value of net minimum capital lease payments                  862,254

Less current portion of obligations under capital lease              199,224
                                                                ------------
Obligations under capital leases, excluding current portion     $    663,030
                                                                ============

     During the years ended November 30, 1994, 1995 and 1996 the Company recognized $1,004,818, $508,724 and $252,355, respectively, of sublease rental revenue under vehicle sublease arrangements with independent operators and others.

     During the years ended November 30, 1994, 1995 and 1996, the Company entered into capital lease obligations of $79,414, $346,666 and $810,993, respectively, related to the acquisition of vehicles and equipment.

     Total rental expense for operating leases in 1994, 1995 and 1996 was $1,075,029, $1,362,518 and $2,250,335, respectively.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



8. Accounts payable and accrued expenses

     Included in accounts payable and accrued expenses are the following:

                                                         November 30,
                                                  --------------------------
                                                      1995          1996
                                                  ------------  ------------
     Trade accounts payable....................   $  5,273,123  $  5,385,328

     Accrued expenses and other liabilities....      2,632,204     4,895,495

     Gratuities payable........................        445,985       458,801

     Accrued offering costs....................           -          825,339
                                                  ------------  ------------
                                                  $  8,351,312  $ 11,564,963
                                                  ============  ============

9. Income taxes

     The provision for income taxes is composed of the following:

                                                                                   November 30,
                                                                      ---------------------------------------
                                                                          1994         1995          1996
                                                                      ------------ ------------  ------------
      Federal:
          Current................................................     $     65,558 $    139,401  $  1,368,311

          Deferred...............................................           63,000       87,000    (1,197,799)
                                                                      ------------ ------------  ------------
                                                                           128,558      226,401       170,512
                                                                      ------------ ------------  ------------
      State and local:
          Current................................................           27,252       29,198       128,296

          Deferred...............................................            7,000       15,000      (148,758)
                                                                      ------------ ------------  ------------
                                                                            34,252       44,198       (20,462)
                                                                      ------------ ------------  ------------
      Foreign
          Current................................................             -            -          144,371
                                                                      ------------ ------------  ------------
     Total income tax provision..................................     $    162,810 $    270,599  $    294,421
                                                                      ============ ============  ============

     The Company's tax provision for the years ended November 30, 1994, 1995 and 1996, respectively, differs from the statutory rate for federal income taxes as a result of the tax effect of the following factors:


                                              Years ended November 30,
                                           ------------------------------
                                             1994        1995      1996
                                           --------    --------  --------
Statutory rate............................    34.0%       34.0%     34.0%

State income tax, net of federal benefit..    18.0         7.2      (1.5)

Goodwill amortization.....................    11.5         6.0        .6

Non-deductible life insurance.............     8.7        10.9        .3

Meals and entertainment expenses..........    10.8        16.9       1.1

Valuation allowance.......................    11.8       (13.0)    (27.6)

Other.....................................    35.8        14.7       1.0
                                           --------    --------  --------
                                             130.6%       76.7%      7.9%
                                           ========    ========  ========

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


     The source and tax effects of temporary differences are composed of the following:


                                                    November 30,
                                             --------------------------
                                                 1995          1996
                                             ------------  ------------
     Allowances for bad debts............... $    108,000  $    176,000
     Net operating losses carry-forward.....      266,000          -
     Capital loss carryforward..............      119,000        74,000
     Deferred revenue.......................    1,701,000     2,040,000
     Deferred state taxes and other.........      425,000       558,000
                                             ------------  ------------

     Gross deferred tax asset...............    2,619,000     2,848,000
     Valuation allowance....................   (1,618,000)      (74,000)
                                             ------------  ------------
                                                1,001,000     2,774,000
                                             ------------  ------------

     Amortization of intangible assets......     (951,000)   (1,350,000)
     Other..................................     (135,000)     (162,000)
                                             ------------  ------------
     Gross deferred tax liability...........   (1,086,000)   (1,512,000)
                                             ------------  ------------
     Net deferred tax asset................. $    (85,000) $  1,262,000
                                             ============  ============

     A valuation allowance was provided in 1995 to reduce the net deferred tax asset to $0. In the fourth quarter of 1996, the Company concluded that it was more likely than not that substantially all of the deferred tax assets would be realized and reduced the valuation allowance by $1,499,000.

     Income taxes paid during the years ended November 30, 1994, 1995 and 1996 amounted to approximately $0, $187,000 and $616,000, respectively.

10.  Preferred stock

     The Company had the following series of preferred stock:

                                                                                                November 30,
                                                                                    -----------------------------------
                                                                                        1995                   1996
                                                                                    ------------           ------------
     Series A, par value $10.00, authorized 43,000 shares, issued and outstanding 42,070 shares (liquidation preference of $4,207,000, redeemable at option of the Company). Non-cumulative dividend of $7.00
        per annum when declared by the Board of Directors.......................    $    420,700           $    420,700

     Series B, par value $10.00, authorized 10,000 shares, issued and outstanding 9,580 shares (liquidation preference of $958,000). Non-
        cumulative dividend of $5.00 per annum when declared by the Board of
        Directors...............................................................          95,800                 95,800

     Series E, par value $10.00, authorized 50 shares, issued and outstanding
        12.5 shares at November 30, 1995 (liquidation preference of $97,500)....          97,500                   -

     Series F, par value $10.00, authorized 10,000 shares, issued and outstanding 10,000 shares (liquidation preference of $1,000,000). Non-
        cumulative dividend of $5.00 per annum when declared by the Board of
        Directors...............................................................         100,000                100,000

     Series G, par value $10.00, authorized 110,000 shares, issued and outstanding 49,890 shares, (liquidation preference of $4,989,900). Non-
        cumulative dividend of $5.00 per annum when declared by the Board of
        Directors...............................................................         498,900                498,900

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Class B, par value $4.00, 20,000
 shares, authorized, issued and
 outstanding (All shares were
 redeemed at September 30, 1996)................        40,000              -
                                                  ------------     ------------
                                                  $  1,252,900     $  1,115,400
                                                  ============     ============

       At the option of the preferred stockholders or upon closing of underwritten public offering, yielding net proceeds of at least $10,000,000 and having an offering price of at least $14.81 per share, each share of the series B, F and G preferred stock is convertible into the number of shares of common stock equal to 500, 100 and 100 divided by the conversion price, respectively. The conversion price at November 30, 1996 was $7.216, $7.406 and $7.406 for Series B, F and G preferred stock, respectively. The Company has reserved 663,759, 135,025 and 633,393 shares of common stock, respectively, for conversion of the Series B, F and G preferred stock. Antidilutive provisions lower the conversion price if certain securities are issued by the Company at a price below the respective conversion prices then in effect. The Company must redeem, on a pro rata basis, the outstanding shares of Series A preferred stock plus for $100 per share any declared and unpaid dividends upon the completion of an initial public offering yielding net proceeds to the Company of at lease $10,000,000. Series A, B, and G preferred stock have voting rights and Series F preferred stock is non-voting, except to certain circumstances (see Note 18 for discussion of the Recapitalization, pursuant to which all of the preferred stock will be redeemed or converted into common stock).

11. Related-party transactions

       The Company has invested $750,000 in non-voting redeemable preferred stock of a privately-held finance company formed for the purpose of providing financing to the chauffeured vehicle service industry. This entity provides financing to the Company's independent operators, without recourse to the Company, for both automobiles and amounts due under independent operator agreements. The Company sold $378,733, $1,762,345 and $1,015,897 of independent operator notes receivable to this related-party finance company for cash of $378,733, $1,290,899 and $733,793 and demand promissory notes of $0, $471,446 and $282,104 in 1994, 1995 and 1996, respectively. The unpaid balances of the promissory notes were $547,930 and $255,664 at November 30, 1995 and 1996, respectively, and are included in notes receivable from contracts. These promissory notes are due on demand and, generally, monthly principal payments are received by the Company. These notes generally bear interest at rates of 7%.

       It is not practicable to estimate the fair value of a preferred stock investment in a privately-held company. As a result, the Company's investment in the privately-held finance company noted above is carried at its original cost (less redemptions) of $750,000. At April 30, 1996, the total assets reported by the privately-held company were $10,502,234 and stockholders' equity was $1,108,448, revenues were $1,088,720 and net income was $96,681.

       Pursuant to a stock ownership agreement between the common stockholders of the related party finance company and the Company, the Company has an option to purchase all of the outstanding common stock of the affiliate at $12,500 per common share or market value, if higher. The option is not exercisable until April 15, 1998.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


       A guarantee fee of $45,000 has been paid to both the Chairman of the Board and the President of the Company for guaranteeing certain indebtedness (see Note 6).

12. Commitments and contingencies

       In the normal course of business, the Company is subject to various legal actions which are not material to the financial position, the results of operations or cash flows of the Company.

       The Company, certain of the Company's subsidiaries and certain officers and directors of the Company were named in a civil action filed on May 16,1996 in the United States District Court for the Eastern District of Pennsylvania entitled "Felix v. Carey International, Inc., et al." The plaintiff's complaint, which purports to be a class action, alleges that the plaintiff and others similarly situated suffered monetary damages as a result of misrepresentations by the various defendants in their use of a surface transportation billing charge. The plaintiff seeks damages in excess of $1 million on behalf of the class for each of the counts in the complaint including fraud, negligent misrepresentation and violations of the Racketeer Influenced and Corrupt Organizations Act of 1970. A class has not yet been certified in this case. At the appropriate time, the Company intends to file an answer denying any liability in connection with this litigation. The Company has agreed to indemnify and defend its officers and directors who were named as defendants in the case, subject to conditions imposed by applicable law. The Company does not believe that this litigation will have a material adverse effect on its financial condition, results of operations or cash flows of the Company.

13. Acquisitions

       Effective October 31, 1997, in connection with the merger, the Company issued 721,783 shares of its Common Stock in exchange for all the outstanding common stock of Indy Connection based on a conversion ratio of
    1.008 shares (the merger exchange ratio) of the Company's common stock for each share of Indy Connection common stock, for a total value of approximately $12.0 million. The merger qualified as a tax-free reorganization and has been accounted for as a pooling-of-interests. Accordingly, the Company's supplemental consolidated financial statements have been restated for all periods prior to the business combination to include the combined financial results of Carey International, Inc. and Indy Connection. (See Note 2)

       Revenue net and net income (loss) for the individual companies reported prior to the merger are as follows:

                                                   November 30,
                                  ------------------------------------------
                                      1994           1995           1996
                                  ------------   ------------   ------------
Revenue, net

  Carey International, Inc. ....  $ 35,525,309   $ 43,483,947   $ 59,505,698
  Indy Connection...............     4,788,413      5,485,448      6,080,105
  Elimination...................         -              -            (40,861)
                                  ------------   ------------   ------------
    Total.......................  $ 40,313,722   $ 48,969,395   $ 65,544,942
                                  ============   ============   ============

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)



Net Income (loss)

   Carey International, Inc.       $  (128,993)   $  (195,195)   $ 2,816,104
   Indy Connection                      90,861        293,316        678,863
                                  ------------   ------------   ------------
    Total:                         $   (38,132)   $    98,121    $ 3,494,967
                                  ============   ============   ============

       The conforming of the accounting practices of the Company and Indy Connection resulted in no adjustments to net income (loss) or shareholders' equity.

       The Company estimates that transaction costs associated with the merger will be approximately $200,000. All fees and transaction expenses related to the merger and the restructuring of the combined companies will be expensed as required under the pooling-of-interests accounting method. These expenses have not been reflected in the supplemental consolidated statements of operations, but will be reflected in the consolidated statements of operations of the Company in the fourth quarter of 1997.

       In February 1996, the Company acquired certain assets and liabilities of a chauffeured vehicle service company in London, England for approximately $1,500,000. The acquisition was financed through the incurrence of $950,000 in debt and a payment of $550,000. Additional contingent consideration of up to $1,000,000 may be payable with respect to each of the two years ending February 28, 1998 based on the level of revenues referred to the acquired company by the seller. As of November 30, 1996, the Company has paid $278,304 in contingent consideration in the acquisition of the London company. In addition, the Company is required to pay a standard commission to the seller of the acquired chauffeured vehicle service company for business referral, which will be expensed as incurred.

       In April 1995, the Company acquired certain assets and liabilities of a chauffeured vehicle service company in the Washington, DC area and combined the acquired operations with those of Carey DC.

       In January 1995, the Company acquired certain assets and liabilities of the Carey licensee in San Francisco, California (Carey SF). Subsequently, the Company acquired the business of two additional chauffeured service companies (in May and August 1995) and combined the acquired operations with those of Carey SF.

       In December 1994, the Company acquired certain assets and liabilities of a chauffeured vehicle service company in Boca Raton, Florida and consolidated the operations within its existing operations in West Palm Beach. Subsequently, the Company acquired an additional chauffeured vehicle service company in Boca Raton (in August 1995) and the Carey licensee in Fort Lauderdale-Miami (in April 1995) and consolidated the two additional businesses into the Carey Florida operations.

       All acquisitions have been accounted for as purchases (except for the pooling as described above). The net assets acquired and results of operations have been included in the financial statements as of and from, respectively, the effective dates of the acquisitions. The total consideration was allocated to the assets acquired based upon their estimated fair values with any remaining considerations allocated to either franchise rights or goodwill, as follows:

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                               Year ended November 30,
                                       ---------------------------------------
                                          1994          1995           1996
                                       ----------    ----------     ----------
Net assets purchased

    Receivables and other assets.....  $    -        $     -        $  632,554
    Fixed assets.....................       -         1,703,521        928,377
    Franchise rights.................       -         1,527,402         89,243
    Goodwill.........................    128,596      5,013,731        447,269
    Accounts payable and accrued
    expenses.........................       -              -          (367,211)
                                       ----------    ----------     ----------
    Fair value of assets acquired....  $ 128,596     $8,244,654     $1,730,232
                                       ==========    ==========     ==========
Consideration

    Cash (exclusive of $223,695
     cash acquired in 1996)..........  $ 128,596     $3,949,393     $1,730,232
    Capital leases assumed related
     to vehicle acquisitions.........       -           346,666           -
    Notes assumed related to vehicle
     acquisitions....................       -           895,571           -
    Uncollateralized promissory
     notes issued to sellers.........       -         3,053,024           -
                                       ----------    ----------     ----------
           Total consideration.......  $ 128,596     $8,244,654     $1,730,232
                                       ==========    ==========     ==========

       Certain of these acquisitions require the payment of contingent consideration based on percentages of annual net revenue of the acquired entities over a defined future period. The Company paid $39,521, $315,773 and $291,755 for the years ended November 30, 1994, 1995 and 1996, respectively, as contingent consideration (see Note 2) which is reflected in the table above.

       Of the total uncollateralized promissory notes issued to sellers in 1995, two notes totaling $303,000 were subject to reduction based upon the results of the acquired entities (see Note 6). The two notes were repaid in 1996 for approximately $211,000 and the difference of approximately $92,000 reduced recorded goodwill.

       The unaudited pro forma summary consolidated results of operations assuming the acquisitions had occurred for the purposes of the 1995 summary at the beginning of fiscal 1995, and for the purposes of the 1996 summary at the beginning of fiscal 1996, are as follows:


                                                     Year ended November 30,
                                                    ---------------------------
                                                        1995           1996
                                                    ------------   ------------
                                                            (Unaudited)

      Revenue.....................................  $ 56,975,000   $ 66,483,000

      Cost of revenue.............................   (38,182,000)   (44,515,000)

      Other expense, net..........................   (18,109,000)   (18,320,000)

      Provision for income taxes..................      (316,000)      (235,000)
                                                    ------------   ------------
      Net income..................................  $    368,000   $  3,413,000
                                                    ============   ============
      Net income per common share.................  $        .12   $       1.09
                                                    ============   ============
      Weighted average common shares outstanding..     3,089,895      3,124,314
                                                    ============   ============


                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


14. 401 (k) Plan

       The Company sponsors (but has made no contributions to) a defined contribution plan established pursuant to Section 401 (k) of the Internal Revenue Code for the benefit of employees of the Company.

15. Stock option plans

       On December 1, 1987, the Company established a Stock Option Plan (the "1987 Plan") that included all officers and key employees of the Company, non-employee directors of the Company, and certain persons retained by the Company as consultants. In accordance with the 1987 Plan, the Company's Board of Directors may, from time to time, determine the persons to whom the stock options are to be granted, the number of shares under option, the option price and the manner in which payment of the option price shall be made. The 1987 Plan provides for the options to be exercised 25% each year beginning after the year following the grant. The options are exercisable for a period of ten years after grant date. The total number of options authorized under the 1987 Plan is 195,656.

       On July 28, 1992, the Company established a Stock Option Plan (the "1992 Plan") that included all officers and key employees of the Company, non-employee directors of the Company, and certain persons retained by the Company as consultants. In accordance with the 1992 Plan, the Company's Board of Directors may, from time to time, determine the persons to whom the stock options are to be granted, the number of shares under option, the option price, the time or times during the exercise period at which each such option shall become exercisable, and the manner in which payment of the option price shall be made. The options are exercisable for a period of ten years after grant date. The total number of options authorized under the 1992 plan is 388,647.

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


       Stock activity under the 1987 Plan and the 1992 Plan is as follows:

                                         1987 Plan               1992 Plan
                                    --------------------- --------------------
                                                Option                Option
                                               Price per             price per
                                     Shares      Share     Shares      Share
                                    --------  ----------- ---------  ---------
       Balance, December 1, 1993...   64,502   $     1.44   384,494      $7.40

       Granted.....................     -            -       12,040       7.40

       Exercised...................     -            -         -          -

       Forfeited...................     -            -      (13,287)      -
                                    --------  -----------  ---------  ---------
       Balance, November 30, 1994..   64,502         1.44   383,247       7.40

       Granted.....................     -            -       21,673       7.40

       Exercised...................  (32,681)        -         -          -

       Forfeited...................     (860)        -      (60,985)      -
                                    --------  -----------  ---------  ---------
       Balance, November 30, 1995..   30,961         1.44   343,935       7.40

       Granted.....................   38,701         4.65    43,578       4.65

       Exercised...................     -            -         -          -

       Forfeited...................     -            -       (3,011)      -
                                    --------  ----------- ---------  ---------
       Balance, November 30, 1996..   69,662  $1.44-$4.65   384,502      $4.65
                                    ========  =========== =========  =========
       Vested and Exercisable at
         November 30, 1996.........   43,861  $1.44-$4.65   341,948      $4.65
                                    ========  =========== =========  =========

       In May of 1996, the options granted under the 1992 Plan and a warrant to purchase 86,003 shares of common stock (see Note 6) were repriced to $4.65. The options and warrant were repriced at the determined fair market value as of the date of repricing (see Note 18).

       On February 25, 1997, the Board of Directors adopted the 1997 Equity Incentive Plan and the Stock Plan for Non-Employee Directors (see Note 18).

16. Revenue recognition method

       The Company enters into agreements with independent operators under which the independent operator contracts to provide chauffeured vehicle services exclusively to the Company's customers over a contract period pursuant to a Standard Independent Operator Agreement. Upon signing the Standard Independent Operator Agreement, the Company is entitled to receive a one-time fee from the independent operator. Previously, the Company would recognize the one-time fee as revenue upon signing of the independent operator agreement and when collection of the fee was reasonably assured. In accordance with APB 20, the financial statements have been retroactively restated to report such fees as deferred revenue which are recognized as revenue over the terms of the contracts. (See Note 2). The effect of such restatements was to reduce 1994 and 1995 revenue, results of operations and stockholders' equity by $665,391 and $1,144,511, respectively (net of income taxes of $0 and $586,680 for 1994 and 1995, respectively).

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


17. Net income per common share

        Net income per common share, on a historic basis, is as follows:


                                               Year ended November 30,
                                         ------------------------------------
                                            1994         1995         1996
                                         ----------   ----------   ----------
         Net income (loss) available
         to common shareholders.......   $  (46,882)  $   93,746   $3,494,067
                                         ==========   ==========   ==========
         Weighted average common
         shares outstanding...........    3,109,905    3,106,598    3,142,376
                                         ==========   ==========   ==========
         Net income (loss) per
         common share.................   $    (0.02)  $     0.03   $     1.11
                                         ==========   ==========   ==========

       Common equivalent shares are included in the per share calculations where the effect of their inclusion would be dilutive. Common equivalent shares consist of common shares issuable upon (a) conversion of Series B, F and G preferred stock and (b) the assumed exercise of outstanding stock options and warrants. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83, the common equivalent shares issued by the Company during the twelve months preceding the anticipated effective date of the Registration Statement relating to the Company's initial public offering, using the treasury stock method and an assumed public offering price of $11.00 per share, have been included in the calculation of net income per common share.

       Net income (loss) available to common shareholders is the net income
    (loss) for the fiscal year less accretion of dividends on the Series E preferred stock of $8,750 and $4,375 for 1994 and 1995, respectively, and $900 of preferred dividends from Indy Connection preferred stock in 1996.

       In February 1997, the Financial Accounting Standards Boards issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128). FAS 128 simplifies the existing earnings per share (EPS) computations under Accounting Principles Board Opinion No. 15, "Earnings Per Share," revises disclosure requirements, and increases the comparability of EPS data on an international basis. In simplifying the EPS computations, the presentation of primary EPS is replaced with basic EPS, with the principal difference being that common stock equivalents are not considered in computing basic EPS. In addition, FAS 128 requires dual presentation of basic and diluted EPS. FAS 128 is effective for financial statements issued for periods ending after December 15, 1997. The Company's supplemental pro forma basic EPS under FAS 128 for the year ended November 30, 1996 would have been $2.57 and supplemental dilutive EPS under FAS 128 would not differ significantly form the reported pro forma net income per share.

18. Subsequent events

       On February 25, 1997, pursuant to an agreement reached in May 1996, the Board of Directors authorized a recapitalization ("Recapitalization Plan"), which will be implemented at the time of the IPO. Under the Recapitalization, the $2,000,000 subordinated convertible note dated September 1, 1991 and the $3,780,000 subordinated note dated July 30, 1992 will be converted or exchanged for 1,046,559 shares of common stock and payment of $912,454. The Series A preferred stock will be converted into 86,003 shares of common stock and redeemed in part for $2,103,500. All of the Series F preferred stock and 3,000 shares of Series G preferred stock will be redeemed for an

                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
  NOTES TO THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


aggregate of $1,000,000. The remaining preferred stock will be converted into 1,427,509 shares of common stock. As a result of the Recapitalization, preferred stock with a liquidation preference of $11,154,900 and subordinated debt with a principal amount of $5,780,000 will be converted in part into 2,560,071 shares of common stock and repaid or redeemed in part for $4,015,952 in cash. All of the cash amounts will be paid out of the proceeds of the IPO.

     On February 25, 1997, the Board of Directors adopted the 1997 Equity Incentive Plan (the "1997 Plan"). A total of 650,000 shares of common stock are reserved for issuance under the 1997 Plan. The Board of Directors also granted options to purchase at the IPO price a total of 411,500 shares of common stock under the 1997 Plan, such grants to be effective upon the execution of an underwriting agreement in connection with the IPO.

     Also on February 25, 1997, the Board of Directors, subject to stockholder approval, adopted the Stock Plan for Non-Employee Directors (the "Directors' Plan"). A total of 100,000 shares of common stock of the Company are reserved for issuance under the Directors' Plan. Options to purchase at the IPO price a total of 22,500 shares of common stock will be granted under the Directors' Plan, such grants to be effective upon the execution of an underwriting agreement in connection with the IPO.

     Also on February 25, 1997, the Board of Directors approved amendments to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock from 9,512,950 to 20,000,000, and increasing the number of authorized shares of the Company's preferred stock from 173,050 to 1,000,000.

     On March 1, 1997, the Company entered into an agreement to purchase the stock of Manhattan International Limousine Network Ltd. and an affiliated company (collectively, "Manhattan Limousine"). Manhattan Limousine is one of the largest providers of chauffeured vehicle services in the New York metropolitan area. The Company expects to consummate the acquisition at the time of the IPO. If the acquisition of Manhattan Limousine is not completed by June 2, 1997, the Company has agreed to pay additional purchase price in the amount of $7,500 for each day after such date until the closing of the acquisition, up to an aggregate of $675,000.